     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 27, 1995
                                                     REGISTRATION NO. 33-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                    TRW INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
               OHIO                                             34-0575430
  (STATE OR OTHER JURISDICTION OF                            (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)                           IDENTIFICATION NO.)
                   1900 RICHMOND ROAD, CLEVELAND, OHIO 44124
              (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

                        THE TRW EMPLOYEE STOCK OWNERSHIP
                             AND STOCK SAVINGS PLAN
                            (FULL TITLE OF THE PLAN)

                     MARTIN A. COYLE, Secretary of TRW Inc.
                   1900 Richmond Road, Cleveland, Ohio 44124
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (216) 291-7200
         (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                        CALCULATION OF REGISTRATION FEE
================================================================================

                                                        Proposed         Proposed maximum
  Title of securities             Amount to be      maximum offering        aggregate                   Amount of
    to be registered               registered      price per share(1)     offering price             registration fee
- ----------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value
  $0.625 per share, of
  TRW Inc.                        1,230,195 (2)                            $57,500,000(3)                 $19,828

Participations in the Plan(4)

- -----------------------------------------------------------------------------

(1) Indeterminable since shares are not used for accounting under the Plan. Contributions to the Plan are a percentage of the participant's compensation and are accounted for in dollars. The dollars credited to a participant's account will vary from time to time depending upon the market value of securities held by the Plan and other factors.

(2) This figure (calculated on the basis of $67.0625 per share, the average of the high and low prices of TRW Common included in the NYSE-Composite Transactions report for March 21, 1995, as published in the Midwest edition of The Wall Street Journal) represents the estimated maximum number of currently outstanding shares of TRW Common which could be purchased under the Plan with the estimated $82,500,000 maximum aggregate employee contributions and employer contributions to the Plan for the period from May 1, 1995 through April 30, 1996, inclusive.

(3) Estimated maximum aggregate employee contributions during the period from May 1, 1995 through April 30, 1996, inclusive.

(4) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of participation interests to be offered or sold pursuant to the Plan described herein.

In accordance with Rule 429 of the General Rules and Regulations under the Securities Act of 1933, the Prospectus relating to this Registration Statement on Form S-8 also relates to the securities covered by Registration Statement No. 033-52859 of TRW Inc.
          THIS IS PAGE ONE OF A TOTAL OF 14 PAGES. THE EXHIBIT INDEX IS ON PAGE 6 OF THIS FILING.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

         The following documents are incorporated herein by reference:

         (a) (i) the TRW Inc. ("TRW") Annual Report on Form 10-K for the year ended December 31, 1994;

                 (ii) the financial statements required by Form 11-K for The TRW Employee Stock Ownership and Stock Savings Plan (the "Plan") for the year ended December 31, 1994, attached as
                 Exhibit 28(a) to the TRW Annual Report on Form 10-K for the year ended December 31, 1994;

         (b) (i) the description of TRW capital stock contained in Exhibit 4(a) to TRW's Annual Report on Form 10-K for the year ended December 31, 1988; and

                 (ii) the Rights Agreement between TRW and Bankers Trust Company filed as Exhibit 2 to TRW's Form 8-A Registration Statement dated December 21, 1988. (National City Bank, Cleveland, Ohio, serves as successor Rights Agent pursuant to the terms of the Rights Agreement.)

         Until TRW files a post-effective amendment to this Registration Statement indicating that all securities offered have been sold, or deregistering all such securities which remain unsold, all documents subsequently filed by TRW or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         The legality of the purchase of shares of TRW Common Stock, par value $0.625 per share, under the Plan and the purchase of participation interests in the Plan have been passed upon by Martin A. Coyle, Esq., 1900 Richmond Road,
Cleveland, Ohio   44124.  Mr. Coyle, Executive Vice President, General Counsel
and Secretary of TRW, is a shareholder of TRW and a participant in the Plan.

Item 6.  Indemnification of Directors and Officers.

         The Ohio Revised Code and TRW's Regulations provide for indemnification of TRW's Directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933. TRW maintains insurance indemnifying Directors and officers in certain cases and with certain deductible limits. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Directors and officers, TRW has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         The "Exhibit Index" on page 6 is hereby incorporated by reference.

         The undersigned registrant hereby undertakes that it will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

Item 9.  Undertakings.

A.       Undertaking Pursuant to Rule 415.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         Provided, however, that paragraphs (i) and (ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.       Undertaking Regarding Documents Subsequently Filed Under the Exchange
         Act.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.       Undertaking Regarding Indemnification.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lyndhurst, State of Ohio, on the 27th day of March, 1995.
                                 TRW INC.

                                 By       /s/ Martin A. Coyle
                                          --------------------------------------
                                          Martin A. Coyle,
                                          Executive Vice President and Secretary

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.

SIGNATURE                         TITLE                                                          DATE
- ---------                         -----                                                          ----
J. T. GORMAN*             Chairman of the Board, Director                                     March 27, 1995
                          and Chief Executive Officer
P. S. HELLMAN*            President, Director and Chief                                       March 27, 1995
                          Operating Officer
R. D. SUGAR*              Executive Vice President and Chief Financial Officer                March 27, 1995
C. G. MILLER*             Vice President and Controller                                       March 27, 1995
M. H. ARMACOST*           Director                                                            March 27, 1995
C. T. DUNCAN*             Director                                                            March 27, 1995
M. FELDSTEIN*             Director                                                            March 27, 1995
R. M. GATES*              Director                                                            March 27, 1995
C. H. HAHN*               Director                                                            March 27, 1995
G. H. HEILMEIER*          Director                                                            March 27, 1995
K. N. HORN*               Director                                                            March 27, 1995
E. B. JONES*              Director                                                            March 27, 1995
W. S. KISER*              Director                                                            March 27, 1995
J. T. LYNN*               Director                                                            March 27, 1995
R. W. POGUE*              Director                                                            March 27, 1995

         MARTIN A. COYLE, by signing his name hereto, does hereby sign and execute this Registration Statement on behalf of each of the above-named officers and Directors of TRW Inc., pursuant to a power of attorney executed by each of such officers and Directors and filed with the Securities and Exchange Commission.
                                                                  March 27, 1995
* By     /s/ Martin A. Coyle
         ----------------------------------------
         Martin A. Coyle, Attorney-in-fact

         THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the Board of Administration of the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lyndhurst, State of Ohio, on the 27th day of March, 1995.

                                        THE TRW EMPLOYEE STOCK OWNERSHIP
                                        AND STOCK SAVINGS PLAN

                                        By     /s/ Martin A. Coyle
                                               ---------------------------------
                                               Martin A. Coyle, Attorney-in-fact

                                 EXHIBIT INDEX





Exhibit No.                       Exhibit Description                                         Page No.
- -----------                       -------------------                                         --------
          5      Legal Opinion of Martin A. Coyle, General Counsel
                 of TRW Inc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

         23      Consent of Ernst & Young LLP . . . . . . . . . . . . . . . . . . . . . . . . .   9

         -- The Consent of Martin A. Coyle is contained in his opinion filed as Exhibit 5 to this Registration Statement.

      24(a)      Power of Attorney of the Board of Administration of
                 The TRW Employee Stock Ownership and Stock
                 Savings Plan.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10

      24(b)      Power of Attorney of the Directors and certain
                 officers of TRW Inc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11

      24(c)      Certified Resolutions of the Directors of TRW Inc. . . . . . . . . . . . . . .   12

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